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                                                                     EXHIBIT 5.1


                          [CORESTAFF INC. LETTERHEAD]


                                                                MARGARET G. REED
                                                       Associate General Counsel


                               February 12, 1998


CORESTAFF, Inc.
4400 Post Oak Parkway, Suite 1130
Houston, TX  77027

Ladies and Gentlemen:

         I have acted as counsel to CORESTAFF, Inc., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") relating to a proposed issuance of common stock, par value $.01 per share ("Common Stock"), of the Company having an aggregate market value of $600,000 (the "Shares") which may be issued pursuant to the Metamor Technologies Ltd. Restricted Stock Plan (the "Plan").

         In this connection, I have examined the Plan and the Company's Certificate of Incorporation, as amended. In addition, I have examined original or photostatic, certified or conformed copies of all such agreements, documents, instruments, corporate records, certificates of public officials, public records and certificates of officers of the Company as I have deemed necessary or appropriate in the circumstances.

         Based upon the foregoing, I am of the opinion that the Shares to be issued pursuant to the Plan have been validly authorized for issuance and, when
(a) the Registration Statement has become effective under the Securities Act of 1933, as amended (the "Securities Act"), (b) the pertinent provisions of any state securities laws, as may be applicable, have been complied with and (c) the Shares are issued in accordance with the terms of the Plan, the Shares so issued will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This opinion may only be relied upon by the addressee hereof. This opinion is as of the date hereof and I undertake no obligation to advise you of any changes in, or new developments which might affect, the matters and opinions contained herein after the date hereof.

                                        Sincerely,



                                        Margaret G. Reed
                                        Associate General Counsel